UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 30, 2009

Echo Therapeutics, Inc.
(Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

10 Forge Parkway
Franklin, Massachusetts	02038
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code: (508) 553-8850
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On January 30, 2009, Echo Therapeutics, Inc. (the “Company”) entered into an engagement letter with Burnham Hill Partners LLC (“BHP”) pursuant to which BHP will provide financial advisory services to the Company (the “Agreement”) only as requested by the Company from time to time. In connection with BHP’s engagement under the Agreement, all warrants held by BHP and/or its registered employees on January 30, 2009 (the “Amended Warrants”) shall be amended with a term of five (5) years from the date of the Agreement and an exercise price equal to the lower of (i) $0.55 or (ii) the current exercise price of such warrants. Additionally, if and when the Company first requests financial advisory services from BHP pursuant to the Agreement, the Company shall issue to BHP and/or its registered assignees or designees an aggregate of 360,000 warrants in substantially the same form as the Amended Warrants.
     The foregoing description of the Agreement and the transactions contemplated therein and thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement, which is filed as an exhibit hereto and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: February 5, 2009	By:	/s/ Harry G. Mitchell
Harry G. Mitchell
Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter agreement by and between the Company and Burnham Hill Partners LLC dated January 30, 2009